EXHIBIT 99.1

SolarMax Technology Reports First Quarter 2026 Financial Results

RIVERSIDE, CA – May 18, 2026 (GLOBE NEWSWIRE) – SolarMax Technology, Inc. (Nasdaq SMXT) (“SolarMax” or the “Company”), an integrated solar energy company, reported financial results for the three months ended March 31, 2026.

First Quarter 2026 Financial Highlights

•	Revenue: $14.8 million, up 114% from $6.9 million in the first quarter of 2025.
•	Gross profit: $3.0 million, up 115% from $1.4 million in the first quarter of 2025.
•	Total operating expense: $3.0 million, a $0.4 million increase from $2.6 million in the first quarter of 2025.
•	Net loss: $0.3 million, or $0.01 per share, a $1.0 million improvement from a net loss of $1.3 million, or $0.03 per share in the first quarter of 2025.

“SolarMax entered 2026 with strong operational momentum, delivering significant year-over-year improvement in our financial result as a result of engineering, procurement and construction (“EPC”) services on our first large-scale energy storage initiative which services commenced in the third quarter of 2025,” stated David Hsu, CEO of SolarMax. “Our first quarter performance reflects continued execution across our EPC platform, improving operating efficiency and ongoing progress on our EPC services for large-scale energy storage projects. As demand for integrated solar and storage infrastructure continues to grow, we remain focused on expanding our project pipeline and positioning the Company for long-term growth.”

About SolarMax Technology Inc.

SolarMax, based in California and founded in 2008, is a leader within the solar and renewable energy sector focused on making sustainable energy both accessible and affordable. SolarMax has established a strong presence in southern California and, commencing in the third quarter of 2025, expanded its operations to include EPC services for EPC projects. SolarMax is looking to generate rowth with strategic initiatives that aim to scale commercial solar development services and provide EPC services for industrial projects and LED lighting solutions in the US while expanding its residential solar operations. For more information, visit www.solarmaxtech.com.

Any information contained on, or that can be accessed through, our website or any other website or any social media is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company's strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company's actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements are subject to risk and uncertainties, including, but not limited to, those factors described in “Cautionary Note on Forward-Looking Statements” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on April 6, 2026 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended March 31, 2026, which was filed with the SEC on May 15, 2026.  SolarMax undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Contact:

For more information, contact:

Stephen Brown, CFO

(951) 300-0711